Exhibit 99.1

NEWS RELEASE

May 4, 2006

FOR IMMEDIATE RELEASE [AT 6:00 A.M. ET]:

NW NATURAL REPORTS RESULTS FOR THE QUARTER ENDED MARCH 31, 2006 & BOARD INCREASES STOCK BUYBACK PLAN

PORTLAND, Ore. – Northwest Natural Gas Company (NYSE: NWN), dba NW Natural, reported net income for the first quarter 2006 of $41.0 million, up 3 percent from $39.9 million in the first quarter of 2005. Earnings for the first quarter were $1.48 per diluted share, up from $1.43 per diluted share last year, a 3 percent increase.

“We had a good first quarter, one that keeps us on track toward our strategic and financial objectives for 2006,” said Mark Dodson, president and chief executive officer. “Our earnings for the quarter were driven by continued strong customer growth and improved operating results from our regulated utility and interstate gas storage activities.”

Among the highlights for the quarter, the company:

•	Increased earnings per diluted share by 3 percent to $1.48;

•	Added customers at a growth rate of 3.5 percent over the past 12 months;

•	Extended terms of the company’s stock repurchase plan, increasing the dollar limit by $50 million to $85 million;

•	Had its corporate credit rating upgraded to AA- and commercial paper rating to A-1+ by Standard & Poors; and,

•	Was named one of America’s top 100 “best corporate citizens” for the sixth year in a row.

First Quarter Detail

NW Natural’s utility operations earned $39.5 million ($1.43 per diluted share) in 2006, up from $38.8 million ($1.40 per diluted share) in 2005. In addition, the company earned $1.4 million (5 cents per diluted share) in the quarter from interstate gas storage operations, compared to $0.9 million (3 cents per diluted share) in 2005, and a gain of $0.1 million (less than 1 cent per diluted share) from subsidiary and other non-utility operations in the period, compared to $0.2 million (less than 1 cent per diluted share) in 2005.

NW Natural’s total gas sales and transportation deliveries in the first quarter of 2006, excluding deliveries of gas stored for others, were 408 million therms, up 11 percent from 369 million therms in 2005. These increases were driven by customer growth and weather that was 3 percent colder than last year’s first quarter, yet was 3 percent warmer than average. Net operating revenues (margin) from utility operations were $122.3 million, or 3 percent higher for the quarter compared to $118.9 million in 2005.

Sales to residential and commercial customers in the first quarter of 2006 were 254 million therms, up 10 percent from 231 million therms last year, due mainly to a return to more average weather for the period and customer growth. Sales to residential and commercial market sectors contributed $110.9 million to margin, up 5 percent from $105.8 million in 2005, including NW Natural’s weather normalization and decoupling mechanisms in Oregon, which contributed a net $0.8 million to margin in the first quarter versus $8.1 million in 2005.

NW Natural had more than 624,000 customers at March 31, 2006, an increase of 3.5 percent over the past 12 months. The company estimates that customer growth contributed 7.1 million therms to sales volumes and $3.3 million to margin during the quarter.

“We continue to add customers profitably throughout our service territory,” said Dodson, “and we continue to look for opportunities to add to this growth, particularly with the expansion of the region’s urban growth boundary to the eastern side of the Portland metropolitan area.” NW Natural is in its 20th year of adding customers at a rate in excess of 3 percent, which is twice the national average.

Gas deliveries to industrial customers in the first quarter were 154 million therms, up 11 percent from 138 million therms last year, while margins in this sector were $8.5 million.

NW Natural continues to provide gas storage services to customers in the interstate market from its Mist gas storage field, using storage capacity that has been developed in advance of core utility customers’ requirements. Earnings from the interstate gas storage business segment in the first quarter of 2006 were $1.4 million or 5 cents per diluted share, compared to earnings of $0.9 million, or 3 cents a diluted share in the first quarter of 2005. These results include income from gas storage services as well as income from a contract with an unaffiliated company that seeks to optimize the use of NW Natural’s assets by exchanging gas supplies and trading temporarily unused portions of its gas storage and upstream pipeline transportation capacity.

Operations and maintenance expenses in the first quarter of 2006 were up $1.1 million, or 4 percent, over the same quarter in 2005 when O&M costs increased 7 percent. The 2006 increase was primarily due to higher payroll related expenses and higher benefit costs ($0.7 million), and an increase in uncollectible accounts expense ($0.5 million) related to higher gross operating revenues. The company also began expensing stock options January 1, which resulted in a $0.3 million increase in O&M costs. Bad debt expense as a percent of revenues was 0.41 percent for the first quarter of 2006 compared to 0.38 percent for the first quarter of 2005.

According to Chief Financial Officer David Anderson, “we are beginning to see a structural shift in our operating and maintenance costs, with more cost savings to be identified and implemented over the next few years. Excluding bad debt expense, which is covered by revenue increases, O&M increased approximately 2 percent. Our plans continue to target O&M costs to grow slower than customer growth.”

During the period, Oregon customers saved $3.7 million in lower gas costs due to the company’s commodity cost sharing mechanisms. NW Natural’s share of the commodity savings and off-system sales margins realized from its gas purchasing program in the first quarter of 2006 contributed $1.8 million of margin in the first quarter, which was equivalent to last year’s results for the period. In Washington, 100 percent of all gas costs are passed through to customers.

Cash provided by operating activities in the first quarter of 2006 was $98 million, compared to $115 million in 2005. The lower results mainly reflect temporarily higher working capital requirements due to higher gas prices and the timing of payments associated with gas hedge contracts. The company expects that internally generated cash in 2006 should be adequate to meet anticipated capital expenditures.

The company’s capitalization at March 31, 2006 reflected 51.6 percent common equity, 41.8 percent long-term debt, and 6.6 percent short-term debt versus 54.0 percent common equity, 43.7 percent long-term debt, and 2.3 percent short-term debt at March 31, 2005.

Share Buyback Program Extended and Increased

The Board of Directors approved an extension to the company’s share repurchase program to May 31, 2007 and increased the repurchase authority from 2 million shares to 2.6 million shares and increased the dollar limit by $50 million to $85 million. Since the program’s inception in May 2000, the company has repurchased more than 777,000 shares at a total cost of $23.5 million.

Outlook for 2006

NW Natural confirmed its prior estimate that its full-year earnings per diluted share in 2006 will be in the range of $2.12 to $2.27. The company’s earnings guidance assumes normal weather, continued strong customer growth, benefits from cost reduction initiatives, and no significant changes in current regulatory policies. The company continues to target long-term earnings per share growth of 5 percent or more and to maintain a dividend payout ratio of 60 to 70 percent.

Dividend Declaration

The Board of Directors of NW Natural on April 3, 2006 declared a quarterly dividend of 34.5 cents per share on the company’s common stock. The dividends will be paid on May 15, 2006 to shareholders of record on April 28, 2006. The current indicated annual dividend is $1.38 per share.

Presentation of Results

In addition to presenting results of operations and earnings amounts in total, NW Natural has expressed certain measures in this press release in cents per share on a diluted basis. These amounts reflect factors that directly impact the company’s earnings. NW Natural believes this per share information is useful because it enables readers to better understand the impact of these factors on its earnings.

Conference Call Arrangements

As previously reported, NW Natural will conduct a conference call and Webcast starting at 11:00 a.m. ET (8:00 a.m. Pacific Time) on May 4 to review its first quarter financial results of operations.

To hear the conference call live, please call 800-299-9086 or 617-786-2903 from international points, including Canada. Participants will be asked for their name, company name, phone number, the name of the conference they will be joining (“NW Natural”) and the conference passcode (30801125). A replay of the call will be available approximately two hours after completion of the conference until May 18, 2006. To access the recording, call 888-286-8010, and enter the conference replay passcode number 70493813.

To hear the conference by Webcast, log on to NW Natural’s corporate Website at www.nwnatural.com and select the Webcast icon on the home page. A replay of the Webcast will be available approximately two hours after the conference concludes.

Forward Looking Statements

This report and other presentations made by NW Natural from time to time may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and other statements that are other than statements of historical facts. The company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis. However, each such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the factors described in Part I, Item IA, “Risk Factors,” and in “Forward-Looking Statements” following Part II, Item 7A, in the company’s 2005 Annual Report on Form 10-K and “Forward-Looking Statements” in the company’s most recent Quarterly Report on Form 10-Q that could cause the actual results of the company to differ materially from those projected in such forward-looking statements.

All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the company, also are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About NW Natural

NW Natural is headquartered in Portland, Ore., and serves over 624,000 residential and business customers in Oregon and southwest Washington. It is the largest independent natural gas utility in the Pacific Northwest. With customer growth in excess of 3 percent for 19 consecutive years, it is also one of the fastest-growing local distribution companies in the nation. NW Natural has over $1.8 billion in total assets, which includes nearly 14 bcf of underground gas storage capacity within its service territory at Mist, Ore. The company has in place rate mechanisms that help to protect revenues from warmer than average weather and declining consumption. NW Natural has increased its dividends paid on common stock for 50 consecutive years.

INVESTOR CONTACT:	Bob Hess
503-220-2388
Bob.Hess@nwnatural.com

PRESS CONTACT:	Steve Sechrist
503-220-2594
sms@nwnatural.com

NORTHWEST NATURAL GAS COMPANY

Comparative Income Statement

(Consolidated - Unaudited)

	Three Months Ended
(Thousands, except per share amounts)	3/31/06	3/31/05	Increase	% Change
Gross Operating Revenues	$390,391	$308,777	$81,614	26%
Net Income	$41,033	$39,887	$1,146	3%

Average Shares of Common Stock Outstanding	27,584	27,578	6	—
Basic Earnings Per Share of Common Stock	$1.49	$1.45	$0.04	3%
Diluted Earnings Per Share of Common Stock	$1.48	$1.43	$0.05	3%

	Twelve Months Ended
(Thousands, except per share amounts)	3/31/06	3/31/05	Increase	% Change
Gross Operating Revenues	$992,100	$761,931	$230,169	30%
Net Income	$59,295	$57,847	$1,448	3%

Average Shares of Common Stock Outstanding	27,565	27,418	147	1%
Basic Earnings Per Share of Common Stock	$2.15	$2.11	$0.04	2%
Diluted Earnings Per Share of Common Stock	$2.15	$2.10	$0.05	2%

NORTHWEST NATURAL GAS COMPANY

Consolidated Balance Sheets (unaudited) Thousands	March 31, 2006	March 31, 2005
Assets:
Plant and property:
Utility plant	$1,890,633	$1,814,991
Less accumulated depreciation	547,635	514,785

Utility plant - net	1,342,998	1,300,206

Non-utility property	40,953	34,157
Less accumulated depreciation and amortization	6,221	5,408

Non-utility property - net	34,732	28,749

Total plant and property	1,377,730	1,328,955

Other investments	54,432	57,198

Current assets:
Cash and cash equivalents	7,522	2,740
Accounts receivable	97,859	73,776
Accrued unbilled revenue	47,764	38,880
Allowance for uncollectible accounts	(4,526)	(3,499)
Gas inventory	35,906	23,139
Materials and supplies inventory	9,808	8,262
Prepayments and other current assets	57,330	21,429

Total current assets	251,663	164,727

Regulatory assets:
Income tax asset	66,757	65,622
Deferred environmental costs	19,196	7,231
Deferred gas costs receivable	13,522	12,978
Unamortized costs on debt redemptions	6,776	7,215
Other	—	6,732

Total regulatory assets	106,251	99,778

Other assets:
Fair value of non-trading derivatives	40,879	88,634
Other	9,102	7,305

Total other assets	49,981	95,939

Total assets	$1,840,057	$1,746,597

Capitalization and liabilities:
Capitalization:
Common stock	$87,335	$87,244
Premium on common stock	296,281	299,900
Earnings invested in the business	237,205	214,864
Unearned stock compensation	—	(809)
Accumulated other comprehensive income (loss)	(1,911)	(1,818)

Total common stock equity	618,910	599,381
Long-term debt	501,500	483,875

Total capitalization	1,120,410	1,083,256

Current liabilities:
Notes payable	50,400	10,500
Long-term debt due within one year	28,000	15,000
Accounts payable	91,185	84,693
Taxes accrued	25,876	22,074
Interest accrued	11,623	11,171
Other current and accrued liabilities	38,703	34,320

Total current liabilities	245,787	177,758

Regulatory liabilities:
Accrued asset removal costs	173,936	157,975
Unrealized gain on non-trading derivatives, net	23,937	78,205
Customer advances	1,924	1,592
Other	4,283	—

Total regulatory liabilities	204,080	237,772

Other liabilities:
Deferred income taxes	220,568	206,651
Deferred investment tax credits	4,479	5,155
Fair value of non-trading derivatives	17,586	10,429
Other	27,147	25,576

Total other liabilities	269,780	247,811

Commitments and contingencies (see Note 7)	—	—

Total capitalization and liabilities	$1,840,057	$1,746,597

NORTHWEST NATURAL GAS COMPANY

Consolidated Statements of Cash Flows (unaudited) Thousands (three months ended March 31)	2006	2005
Operating activities:
Net income	$41,033	$39,887
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	15,830	15,195
Deferred income taxes and investment tax credits	(3,267)	(5,822)
Undistributed earnings from equity investments	50	137
Allowance for funds used during construction	(133)	(86)
Deferred gas costs - net	(6,548)	(3,427)
Non-cash expenses related to qualified defined benefit pension plans	1,441	1,159
Deferred environmental costs	(2,014)	(230)
Income from life insurance investments	(1,383)	(452)
Other	4,673	(1,790)
Changes in working capital:
Accounts receivable - net	(11,982)	(12,077)
Accrued unbilled revenue - net	33,748	25,521
Inventories of gas, materials and supplies	40,447	35,076
Income taxes receivable	13,234	15,970
Prepayments and other current assets	(2,249)	3,644
Accounts payable	(44,102)	(17,785)
Accrued interest and taxes	21,856	20,106
Other current and accrued liabilities	(2,231)	152

Cash provided by operating activities	98,403	115,178

Investing activities:
Investment in utility plant	(15,002)	(19,958)
Investment in non-utility property	(106)	(194)
Proceeds from sale of non-utility investments	—	3,001
Proceeds from life insurance	964	—
Other	1,475	746

Cash used in investing activities	(12,669)	(16,405)

Financing activities:
Common stock issued, net of expenses	859	2,569
Common stock purchased	(398)	(2,895)
Change in short-term debt	(76,300)	(92,000)
Cash dividends paid on common stock	(9,516)	(8,955)

Cash used in financing activities	(85,355)	(101,281)

Increase (decrease) in cash and cash equivalents	379	(2,508)
Cash and cash equivalents - beginning of period	7,143	5,248

Cash and cash equivalents - end of period	$7,522	$2,740

Supplemental disclosure of cash flow information:
Interest paid	$970	$970
Income taxes paid	$—	$—
Supplemental disclosure of non-cash financing activities:
Conversion to common stock:
7-1/4 % Series of Convertible Debentures	$—	$152

NORTHWEST NATURAL GAS COMPANY

Financial Highlights

(Unaudited)

First Quarter - 2006

	3 Months Ended Mar. 31,		% Change	12 Months Ended Mar. 31,		% Change
(Thousands, except per share amounts)	2006	2005		2006	2005
Gross Operating Revenues	$390,391	$308,777	26%	$992,100	$761,931	30%
Cost of Sales	255,399	180,608	41%	638,651	437,436	46%
Revenue Taxes	9,528	7,183	33%	23,978	17,941	34%

Net Operating Revenues	125,464	120,986	4%	329,471	306,554	7%

Operating Expenses:
O&M	28,247	27,195	4%	114,268	103,840	10%
General Taxes	7,573	6,770	12%	23,988	22,367	7%
D&A	15,830	15,195	4%	62,280	58,660	6%

Total Operating Expenses	51,650	49,160	5%	200,536	184,867	8%

Income from Operations	73,814	71,826	3%	128,935	121,687	6%
Other Income and Expense - net	518	65	697%	1,658	2,870	(42%)
Interest Charges - net of amounts capitalized	9,855	9,128	8%	38,010	35,935	6%

Income Tax Expense	23,444	22,876	2%	33,288	30,775	8%

Net Income	$41,033	$39,887	3%	$59,295	$57,847	3%

Common Shares Outstanding:
Average for Period - basic	27,584	27,578		27,565	27,418
Average for Period - diluted	27,632	27,863		27,623	27,674
End of Period	27,579	27,551		27,579	27,551

Earnings per Share:
Basic	$1.49	$1.45		$2.15	$2.11
Diluted	$1.48	$1.43		$2.15	$2.10

Dividends Paid Per Share	$0.345	$0.325		$1.34	$1.30
Book Value Per Share - end of period	$22.44	$21.76		$22.44	$21.76
Market Closing Price - end of period	$35.49	$36.17		$35.49	$36.17

Balance Sheet Data - end of period:
Total Assets	$1,840,057	$1,746,597		$1,840,057	$1,746,597
Common Stock Equity	$618,910	$599,381		$618,910	$599,381
Long-Term Debt (including amounts due in one year)	$529,500	$498,875		$529,500	$498,875

Operating Statistics:
Total Customers - end of period	624,297	603,330	3.5%	624,297	603,330	3.5%
Gas Deliveries (therms)
Res. & Comm. Customers	253,899	230,683		628,658	563,132
Industrial Firm	24,151	21,738		77,376	66,377
Industrial Interruptible	43,188	36,318		155,976	116,220
Transportation	86,698	80,431		334,323	366,987

Total	407,936	369,170		1,196,333	1,112,716

Gas Revenues
Res. & Comm. Customers	$326,785	$258,542		$790,292	$618,137
Industrial Firm	23,752	17,544		70,455	49,874
Industrial Interruptible	35,352	22,613		113,479	66,019
Transportation	2,807	2,834		10,728	12,194
Other Revenues	(1,440)	5,153		(3,731)	8,809

Total	$387,256	$306,686		$981,223	$755,033

Cost of Gas Sold	$255,384	$180,567		$638,589	$437,343
Revenue Taxes	$9,528	$7,183		$23,978	$17,941
Net Operating Revenues (Utility Margin)	$122,344	$118,936		$318,656	$299,749

Degree Days
Average (25-year average)	1,867	1,867		4,265	4,265
Actual	1,814	1,769		4,223	3,815
Colder (Warmer) than Average	(3%)	(5%)		(1%)	(11%)